FIRST AMENDMENT TO THE

EXPENSE LIMITATION AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”) to the Expense Limitation Agreement is made as of this              day of                         , 2016, by and between Great-West Capital Management, LLC (the “Adviser”), and Great-West Funds, Inc. (“Great-West Funds”) (each a “Party” and collectively the “Parties”). Great-West Funds is a series investment company, and is entering into this Agreement on behalf of, and this Agreement shall apply to, each series of Great-West Funds set forth on SCHEDULE A hereto (each a “Fund,” collectively the “Funds”), as such schedule may be amended from time to time to add or delete series.

WHEREAS, the Parties entered into an Expense Limitation Agreement on May 1, 2015 (the “Agreement”), whereby the Adviser agreed to reduce the management fee of the applicable Fund in an amount at least equal to any compensation (including Rule 12b-1 fees) received from registered open-end management investment companies that are not part of the same “group of investment companies” (within the meaning of Section 12(d)(1)(G)(ii) of the 1940 Act) as the Fund (“Unaffiliated Fund(s)”) by the Adviser, or an affiliated person of the Adviser, in connection with investment by such Fund in the Unaffiliated Fund (the “Agreement”); and

WHEREAS, the Parties now desire to amend the Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.

Except to the extent modified by this Amendment, the remaining provisions of the Agreement will remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, the Amendment will control.

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GWCM – GWF 1st Amendment to Expense Limitation Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

GREAT-WEST CAPITAL MANAGEMENT, LLC

Attest:	/s/ Ryan L. Logsdon	By:	/s/ Robert K. Shaw

Name:	Ryan L. Logsdon	Name:	Robert K. Shaw

Title:	Assistant Vice President, Counsel	Title:	President & Chief Executive Officer
& Secretary

GREAT-WEST FUNDS, INC.

Attest:	/s/ Ryan L. Logsdon	By:	/s/ Mary C. Maiers

Name:	Ryan L. Logsdon	Name:	Mary C. Maiers

Title:	Assistant Vice President, Counsel	Title:	Chief Financial Officer & Treasurer
& Secretary

GWCM – GWF 1st Amendment to Expense Limitation Agreement	Page 2 of 3

SCHEDULE A

TO THE

EXPENSE LIMITATION AGREEMENT

GREAT-WEST FUNDS, INC.

Great-West Lifetime Conservative 2015 Fund

Great-West Lifetime 2015 Fund

Great-West Lifetime Conservative 2020 Fund

Great-West Lifetime 2020 Fund

Great-West Lifetime Conservative 2025 Fund

Great-West Lifetime 2025 Fund

Great-West Lifetime Conservative 2030 Fund

Great-West Lifetime 2030 Fund

Great-West Lifetime Conservative 2035 Fund

Great-West Lifetime 2035 Fund

Great-West Lifetime Conservative 2040 Fund

Great-West Lifetime 2040 Fund

Great-West Lifetime Conservative 2045 Fund

Great-West Lifetime 2045 Fund

Great-West Lifetime Conservative 2050 Fund

Great-West Lifetime 2050 Fund

Great-West Lifetime 2055 Conservative Fund

Great-West Lifetime 2055 Fund

Great-West Conservative Profile I Fund – Initial Class and Class L

Great-West Moderately Conservative Profile I Fund – Initial Class and Class L

Great-West Moderate Profile I Fund – Initial Class and Class L

Great-West Moderately Aggressive Profile I Fund – Initial Class and Class L

Great-West Aggressive Profile I Fund – Initial Class and Class L

Great-West Conservative Profile II Fund – Initial Class and Class L

Great-West Moderately Conservative Profile II Fund – Initial Class and Class L

Great-West Moderate Profile II Fund – Initial Class and Class L

Great-West Moderately Aggressive Profile II Fund – Initial Class and Class L

Great-West Aggressive Profile II Fund – Initial Class and Class L

Great-West SecureFoundation® Balanced Fund – Class I, G, G1 and L

Great-West SecureFoundation® Lifetime 2015 Fund – Class I, G, G1 and L

Great-West SecureFoundation® Lifetime 2020 Fund – Class I, G, G1 and L

Great-West SecureFoundation® Lifetime 2025 Fund – Class I, G, G1 and L

Great-West SecureFoundation® Lifetime 2030 Fund – Class I, G, G1 and L

Great-West SecureFoundation® Lifetime 2035 Fund – Class I, G, G1 and L

Great-West SecureFoundation® Lifetime 2040 Fund – Class I, G, G1 and L

Great-West SecureFoundation® Lifetime 2045 Fund – Class I, G, G1 and L

Great-West SecureFoundation® Lifetime 2050 Fund – Class I, G, G1 and L

Great-West SecureFoundation® Lifetime 2055 Fund – Class I, G, G1 and L

Initial term ends on date: April 30, 2016

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